Exhibit 99.1

PRESS RELEASE

PacWest Bancorp
(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Victor R. Santoro
	President and CEO	Executive Vice President and CFO
	10250 Constellation Boulevard	10250 Constellation Boulevard
	Suite 1640	Suite 1640
	Los Angeles, CA 90067	Los Angeles, CA 90067

Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE	July 22, 2014

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE SECOND QUARTER OF 2014

Highlights

•                  CapitalSource Merger Closed April 7, 2014; Deposit System Converted April 12, 2014

•                  Net Earnings of $10.6 Million or $0.10 Per Diluted Share; Adjusted Net Earnings of $63.8 Million or $0.64 Per Diluted Share

•                  Net Interest Margin at 6.24%

•                  Loan and Lease Production of $881.3 Million; $143.0 Million of Organic Loan and Lease Growth in the Quarter

•                  Demand Deposits Increased $0.3 Billion in the Second Quarter and are 23% of Total Deposits

•                  Core Deposits Increased $1.0 Billion in the Second Quarter and are 49% of Total Deposits

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the second quarter of 2014 of $10.6 million, or $0.10 per diluted share, compared to net earnings for the first quarter of 2014 of $25.1 million, or $0.55 per diluted share. When certain income and expense items described below are excluded, adjusted net earnings are $63.8 million, or $0.64 per diluted share.

Matt Wagner, President and CEO, commented, “The benefits of the CapitalSource merger are apparent in our second quarter results: record adjusted net earnings of $64 million, new loan and lease fundings of $881 million, organic loan and lease growth of $143 million, and significant progress in meeting our deposit transformation and cost savings targets.  Our loan fundings were strong across both divisions, with the national lending platform embodied in the CapitalSource division originating $745 million in loans and leases and our Community Bank division originating $137 million in loans.  Loan refinancings by other lenders as liberal pricing metrics continued, and the improving economy in our market areas enabled borrowers to either sell their properties or use excess cash balances to reduce outstandings.  Nevertheless, our pipelines are robust and we expect continued high levels of loan and lease fundings.”

Mr. Wagner continued, “PacWest Bancorp is a very strong and well-positioned company.  Our second quarter adjusted return on assets and adjusted return on tangible equity stood at 1.70% and 16.05%.  Our tangible common equity ratio was 12.14% at June 30, well above the 10% target we set when we initiated the CapitalSource merger.  The strengths of these financial metrics position us to support asset growth and produce solid earnings.”

Vic Santoro, Executive Vice President and CFO, stated “Our core net interest margin was 5.74% for the quarter, right about where we expected it to be.  We have made great strides in reaching our cost savings targets, with our adjusted efficiency ratio at 43%.  Our Deposit Solutions Team, which concentrates on generating core deposits from legacy CapitalSource borrowers, has achieved significant success so far with new core deposits of $95 million and a pipeline of almost $175 million.  Overall, organic core deposit growth was $200 million in the second quarter, and our teams remain focused on gathering new deposits from all sources.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended			At or For the Six Months Ended
	June 30,	March 31,		June 30,	June 30,
	2014	2014	Change	2014	2013	Change
	(Dollars in thousands, except per share data)
Financial Highlights: (1)
Total Assets	$15,684,866	$6,517,853	$9,167,013	$15,684,866	$6,709,102	$8,975,764
Gross Loans and Leases	11,200,524	4,161,085	7,039,439	11,200,524	4,420,619	6,779,905
Total Deposits	11,667,797	5,369,408	6,298,389	11,667,797	5,523,000	6,144,797

Net Earnings	10,555	25,080	(14,525)	35,635	17,843	17,792
Diluted Earnings Per Share	$0.10	$0.55	$(0.45)	$0.49	$0.47	$0.02
Annualized Return on Average Assets	0.28%	1.56%	(1.28)	0.67%	0.65%	0.02

Adjusted Net Earnings (2)	$63,814	$22,570	$41,244	$86,384	$33,797	$52,587
Adjusted Diluted Earnings Per Share	$0.64	$0.48	$0.16	$1.18	$0.90	$0.28
Annualized Adjusted Return on Average Assets (2)	1.70%	1.41%	0.29	1.61%	1.22%	0.39
Annualized Return on Average Tangible Equity(2)	2.65%	17.10%	(14.45)	6.55%	6.97%	(0.42)
Annualized Adjusted Return on Average Tangible Equity(2)	16.05%	15.39%	0.66	15.88%	13.21%	2.67

Noninterest-Bearing Deposits as a Percentage of Total Deposits	23%	45%	(22)	23%	41%	(18)
Core Deposits as a Percentage of Total Deposits	49%	88%	(39)	49%	85%	(36)
Tangible Common Equity Ratio (2)	12.14%	9.68%	2.46	12.14%	8.83%	3.31
Tangible Book Value Per Share(2)	$16.43	$13.31	$3.12	$16.43	$12.42	$4.01
Net Interest Margin	6.24%	5.95%	0.29	6.14%	5.30%	0.84
Core Net Interest Margin (2)	5.74%	5.42%	0.32	5.64%	5.27%	0.37
Efficiency Ratio	84.5%	56.1%	28.4	75.7%	79.0%	(3.3)
Adjusted Efficiency Ratio (2)	43.1%	57.1%	(14.0)	47.4%	62.9%	(15.5)
Annualized Operating Expense as a Percentage of Average Assets	2.14%	3.15%	(1.01)	2.44%	3.26%	(0.82)

(1) Includes the acquisition of First California Financial Group, Inc. on May 31, 2013 and CapitalSource Inc. on April 7, 2014.

(2) Non-GAAP measure.

ADJUSTED EARNINGS

In evaluating its earnings, the Company removes certain items to arrive at Adjusted Net Earnings and Adjusted Diluted Earnings Per Share, as detailed below:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
	(Dollars in thousands)

Reported net earnings	$10,555	$25,080	$4,349	$35,635	$17,843
Subtract: Tax benefit on discontinued operations	(476)	(588)	(34)	(1,064)	(34)
Add: Tax expense on continuing operations	14,846	14,576	1,906	29,422	9,625
Reported pre-tax earnings	24,925	39,068	6,221	63,993	27,434
Add: Acquisition, integration and reorganization costs	86,242	2,200	17,997	88,442	18,689
Subtract: FDIC loss sharing expense, net	(8,525)	(11,430)	(5,410)	(19,955)	(8,547)
(Loss) gain on sale of loans and leases	(485)	106	279	(379)	504
Gain on securities	89	4,752	—	4,841	409
Covered OREO income, net	185	1,615	94	1,800	907
Gain on sale of owned office building	—	1,570	—	1,570	—
Adjusted pre-tax earnings before accelerated discount accretion on acquired loan payoffs	119,903	44,655	29,255	164,558	52,850
Subtract: Accelerated discount accretion resulting from payoffs of acquired loans	15,290	7,655	177	22,945	854
Adjusted pre-tax earnings	104,613	37,000	29,078	141,613	51,996
Tax expense (1)	(40,799)	(14,430)	(10,177)	(55,229)	(18,199)
Adjusted net earnings	$63,814	$22,570	$18,901	$86,384	$33,797

Annualized adjusted return on average assets	1.70%	1.41%	1.31%	1.61%	1.22%

Adjusted diluted earnings per share	$0.64	$0.48	$0.48	$1.18	$0.90

(1) Full-year expected effective rate of 39% used in 2014 periods and actual effective rate of 35% used in 2013 periods.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased by $106.5 million to $192.5 million for the second quarter of 2014 compared to $86.0 million for the first quarter of 2014 due to the significant increase in interest-earning assets from the CapitalSource merger. Net interest margin (“NIM”) for the second quarter of 2014 was 6.24%, compared to 5.95% for the first quarter of 2014. The 29 basis point increase in NIM was driven by the increase in interest-earning assets, which resulted from loans and leases added with the CapitalSource merger and organic loan growth during the quarter. Loan yield for the second quarter of 2014 was 7.34%, compared to 7.42% for the first quarter of 2014. The impact on the loan yield from accelerated discount accretion resulting from acquired loan payoffs was 58 basis points in the second quarter compared to 74 basis points in the first quarter. The total cost of deposits increased to 0.26% from 0.09% in the prior quarter due primarily to the higher-cost time deposits acquired in the CapitalSource merger.

Net interest margin information is presented in the following table for the periods indicated:

	Three Months Ended
	June 30,	March 31,
Net Interest Margin	2014	2014
	(Dollars in thousands)
Average Assets:
Loans and leases	$10,500,521	$4,231,319
Investment securities	1,606,848	1,512,694
Deposits in financial institutions	276,095	118,682
Average interest-earning assets	12,383,464	5,862,695
Other assets	2,653,637	650,681
Average total assets	$15,037,101	$6,513,376

Average Liabilities:
Interest-bearing deposits	$8,629,482	$2,968,994
Borrowings	39,931	18,176
Subordinated debentures	409,934	132,696
Average interest-bearing liabilities	9,079,347	3,119,866
Noninterest-bearing demand deposits	2,546,540	2,374,325
Other liabilities	178,196	198,937
Average total liabilities	11,804,083	5,693,128
Average stockholders’ equity	3,233,018	820,248
Average liabilities and stockholders’ equity	$15,037,101	$6,513,376

Average time deposits	$5,613,601	$666,463
Average total deposits	$11,176,022	$5,343,319
Average funding sources	$11,625,887	$5,494,191

Yield on:
Average loans and leases	7.34%	7.42%
Average investment securities	2.99%	2.90%
Average interest-earning assets	6.62%	6.11%

Cost of:
Average total deposits cost	0.26%	0.09%
Average time deposits	0.42%	0.31%
Average interest-bearing deposits	0.34%	0.17%
Average borrowings	2.00%	1.76%
Average subordinated debentures	4.22%	3.18%
Average interest-bearing liabilities	0.52%	0.30%
Average funding sources	0.41%	0.17%

Net interest rate spread	6.10%	5.81%
Net interest margin	6.24%	5.95%

The NIM and loan and lease yield are impacted by accelerated accretion of acquisition discounts resulting from acquired loan payoffs that cause volatility. The effects of this item are shown in the following table for the periods indicated:

	Three Months Ended		Three Months Ended
	June 30, 2014		March 31, 2014
		Loan and		Loan and
	NIM	Lease Yield	NIM	Lease Yield

Reported	6.24%	7.34%	5.95%	7.42%
Less: Accelerated accretion of acquisition discounts resulting from acquired loan payoffs	(0.50)%	(0.58)%	(0.53)%	(0.74)%
Core (non-GAAP measure)	5.74%	6.76%	5.42%	6.68%

Noninterest Income

Noninterest income increased by $3.8 million to $8.5 million for the second quarter of 2014 from $4.7 million for the first quarter of 2014. The increase was due mostly to income streams gained in the CapitalSource merger, including certain other commissions and fees and leased equipment income, and lower FDIC loss sharing expense offset by lower gain on asset sales and other income. The increase in other commissions and fees is due to higher unused commitment fees, letter of credit fees and prepayment fees of $3.1 million, all attributed to the added CapitalSource operations. FDIC loss sharing expense, which relates to four loss sharing agreements with the FDIC, decreased due to lower gain on sales of covered OREO and lower losses on the FDIC loss sharing asset.  Covered assets totaled $399.0 million at June 30, 2014 and $421.2 million at March 31, 2014.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Income	2014	2014	(Decrease)
	(In thousands)

Service charges on deposit accounts	$2,719	$3,002	$(283)
Other commissions and fees	5,743	1,932	3,811
Leased equipment income	5,672	—	5,672
(Loss) gain on sale of loans and leases	(485)	106	(591)
Gain on securities	89	4,752	(4,663)
FDIC loss sharing expense, net	(8,525)	(11,430)	2,905
Other income:
Income recognized on early repayment of leases	961	3,505	(2,544)
Gain on sale of owned office building	—	1,570	(1,570)
Other	2,305	1,254	1,051
Total noninterest income	$8,479	$4,691	$3,788

The following table presents the details of FDIC loss sharing expense for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
FDIC Loss Sharing Expense, Net	2014	2014	(Decrease)
	(In thousands)

Gain (loss) on FDIC loss sharing asset	$(991)	$(2,206)	$1,215
FDIC loss sharing asset amortization, net	(7,270)	(7,912)	642
Net reimbursement (to) from FDIC for covered OREOs	(175)	(1,224)	1,049
Other	(89)	(88)	(1)
FDIC loss sharing expense, net	$(8,525)	$(11,430)	$2,905

Noninterest Expense

Noninterest expense increased by $119.0 million to $169.9 million for the second quarter of 2014 compared to $50.9 million for the first quarter of 2014. The increase was due mostly to higher acquisition, integration and reorganization costs related to the CapitalSource merger, which increased $84.0 million, and higher operating expenses of $29.5 million.  The second quarter acquisition, integration and reorganization costs of $86.2 million included CapitalSource merger expenses, such as investment banking, legal and accounting fees, lease terminations, and change in control payments, as well as $7.5 million to write off goodwill and other intangibles relating to the reorganization of the legacy PacWest asset financing segment, which included the sale of certain of its assets.

Operating expenses increased to $80.1 million for the second quarter of 2014 compared to $50.5 million for the first quarter of 2014 due to including the CapitalSource operations after the April 7, 2014 merger date. As a result of the merger, the number of employees increased to approximately 1,450 at June 30 from approximately 1,100 at March 31, and nine branch locations and administrative offices were added.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Expense	2014	2014	(Decrease)
	(In thousands)

Compensation	$45,081	$28,627	$16,454
Occupancy	11,078	7,595	3,483
Data processing	4,099	2,540	1,559
Other professional services	2,843	1,523	1,320
Insurance and assessments	3,179	1,593	1,586
Intangible asset amortization	1,677	1,364	313
Other expense:
Loan expense	3,024	1,194	1,830
Communications	1,421	737	684
Other	7,670	5,357	2,313
Total operating expense	80,072	50,530	29,542
Leased equipment depreciation	3,095	—	3,095
Foreclosed assets expense (income), net	497	(1,861)	2,358
Acquisition, integration and reorganization costs	86,242	2,200	84,042
Total noninterest expense	$169,906	$50,869	$119,037

Income Taxes

Our overall effective income tax rate was 57.7% for the second quarter of 2014 and 35.8% for the first quarter of 2014. The second quarter effective tax rate was driven higher than normal by the non-deductibility and tax treatment of certain acquisition, integration and reorganization costs.  When these items are excluded, our adjusted effective tax rate was 40.2% for the second quarter.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Total loans and leases increased $7.0 billion in the second quarter to $11.2 billion at June 30, 2014. Excluding the $6.9 billion of loans and leases acquired in the CapitalSource merger, loans and leases increased by $143.0 million in the second quarter.

The following table presents a roll forward of the loan and lease portfolio for the periods indicated:

	Three Months Ended
Loan and Lease Roll Forward (1)	June 30, 2014	March 31, 2014
	(In thousands)

Beginning balance	$4,161,067	$4,312,352
Loans and leases originated and purchased	881,281	167,986
Existing loans and leases:
Principal repayments, net (2)	(715,422)	(316,686)
Loan and lease sales	(21,371)	(1,022)
Transfers to foreclosed assets	(655)	(13)
Charge-offs	(830)	(1,550)
Loans and leases acquired through acquisition	6,886,035	—
Ending balance	$11,190,105	$4,161,067

(1)         Includes direct financing leases but excludes equipment leased to others under operating leases.

(2)         Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws) and other changes within the loan portfolio.

The following table presents a roll forward of the loan and lease portfolio by segment for the period indicated:

	Three Months Ended June 30, 2014
	Community	National
Loan and Lease Roll Forward by Segment	Banking	Lending	Total
	(In thousands)
Beginning balance	$4,161,067	$—	$4,161,067

Loans and leases originated and purchased	136,724	744,557	881,281
Existing loans and leases:
Transfers between segments	(523,416)	523,416	—
Principal repayments, net	(243,382)	(472,040)	(715,422)
Loan and lease sales	(8,675)	(12,696)	(21,371)
Transfers to foreclosed assets	(655)	—	(655)
Charge-offs	(296)	(534)	(830)
Loans and leases acquired through acquisition	—	6,886,035	6,886,035
Ending balance	$3,521,367	$7,668,738	$11,190,105

The following table presents the composition of our loan and lease portfolio as of the dates indicated:

Loan and Lease Portfolio	June 30, 2014	March 31, 2014
	(In thousands)
Real estate mortgage:
Hospitality	$560,832	$172,012
SBA	352,492	42,318
Other	4,682,258	2,427,756
Total real estate mortgage	5,595,582	2,642,086
Real estate construction:
Residential	73,488	62,115
Commercial	235,018	187,804
Total real estate construction	308,506	249,919
Commercial:
Collateralized	446,754	580,742
Unsecured	145,632	143,624
Asset-based	1,488,267	200,574
Cash flow	2,167,135	—
Equipment finance	932,554	249,736
SBA	42,333	27,339
Total commercial	5,222,675	1,202,015
Consumer	63,342	67,047
Total Loans and Leases	$11,190,105	$4,161,067

Deposits

The following table presents the composition of our deposit portfolio as of the dates indicated:

	June 30, 2014		March 31, 2014
		% of		% of
Deposit Category	Amount	Total	Amount	Total
	(Dollars in thousands)

Noninterest-bearing demand deposits	$2,701,434	23%	$2,391,609	45%
Interest checking deposits	587,418	5%	613,144	11%
Money market deposits	1,688,773	14%	1,489,068	28%
Savings deposits	760,553	7%	226,012	4%
Total core deposits	5,738,178	49%	4,719,833	88%
Time deposits under $100,000	2,251,473	19%	209,512	4%
Time deposits of $100,000 and over	3,678,146	32%	440,063	8%
Total time deposits	5,929,619	51%	649,575	12%
Total deposits	$11,667,797	100%	$5,369,408	100%

The following table summarizes the maturities of our time deposits as of the date indicated:

	June 30, 2014
	Time Deposits	Time Deposits	Total		Estimated
	Under	$100,000	Time	Contractual	Effective
Time Deposit Maturities	$100,000	or More	Deposits	Rate	Rate
	(Dollars in thousands)

Due in three months or less	$842,413	$1,467,897	$2,310,310	0.84%	0.62%
Due in over three months through six months	548,254	845,683	1,393,937	0.88%	0.70%
Due in over six months through twelve months	630,769	983,575	1,614,344	0.91%	0.78%
Due in over 12 months through 24 months	169,043	264,693	433,736	1.05%	0.73%
Due in over 24 months	60,994	116,298	177,292	1.02%	0.72%
Total	$2,251,473	$3,678,146	$5,929,619	0.89%	0.69%

At June 30, 2014, core deposits totaled $5.7 billion, or 49% of total deposits, and noninterest-bearing demand deposits, which totaled $2.7 billion, were 23% of total deposits. Total deposits increased $6.3 billion during the second quarter to $11.7 billion at June 30, 2014, including an increase in core deposits of $1.0 billion. The increase in the quarter was due to $6.2 billion of deposits acquired in the CapitalSource merger, including $5.3 billion of time deposits with a weighted average rate of 98 basis points and a weighted average effective cost of 70 basis points. The purchase accounting discount on acquired time deposits totaled $17.2 million, and the remaining unamortized time deposit discount at June 30, 2014 was $11.6 million with a weighted average life of seven months.

ALLOWANCE FOR CREDIT LOSSES

The allowance for Non-PCI credit losses was $72.4 million or 0.67% of Non-PCI loans and leases at June 30, 2014, compared to $67.0 million, or 1.75% of Non-PCI loans and leases at March 31, 2014. We made a provision for credit losses of $5.0 million in the second quarter of 2014 in accordance with our loan methodology, which takes into consideration new loan and lease fundings, commitments to make loans and leases, and underlying credit quality trends.  The decrease in the credit loss ratio was due to the loans acquired in the CapitalSource merger for which there is no initial credit loss allowance. All acquired loans are initially recorded at their estimated fair value with such initial fair value including an estimate of credit losses. We present the two additional credit coverage ratios shown in the table below to give an indication of overall credit risk coverage:

	June 30, 2014				March 31, 2014
	Non-PCI				Non-PCI
Credit Risk Coverage Ratios	Loans and	Allowance/		Coverage	Loans and	Allowance/		Coverage
(Excludes PCI Loans)	Leases	Discount		Ratio	Leases	Discount		Ratio
	(Dollars in thousands)

Ending balance	$10,791,634	$72,367		0.67%	$3,828,569	$66,955		1.75%
Acquired loans	(7,327,541)	(500	)(1)		(1,001,248)	(737	)(1)
Adjusted balance	$3,464,093	$71,867		2.07%	$2,827,321	$66,218		2.34%

Ending Balance	$10,791,634	$72,367		0.67%	$3,828,569	$66,955		1.75%
Unamortized net discount	184,927	184,927	(2)		31,607	31,607	(2)
Adjusted balance	$10,976,561	$257,294		2.34%	$3,860,176	$98,562		2.55%

(1)    Allowance attributed to $7.3 billion and $1.0 billion of acquired Non-PCI loans at June 30, 2014 and March 31, 2014, based on the allowance calculation that includes an amount for credit deterioration on acquired loans and leases since their acquisition dates.

(2)    Unamortized net discount relates to $7.3 billion and $1.0 billion of acquired loans at June 30, 2014 and March 31, 2014, and is assigned specifically to those loans only. Such discount represents the acquisition date fair value adjustment based on market, liquidity and interest rate risk in addition to credit risk and is being accreted to interest income over the remaining life of the respective loans.

CREDIT QUALITY

The following table presents our Non-PCI loan and lease credit quality metrics as of the dates indicated:

	June 30,	March 31,
Non-PCI Credit Quality Metrics	2014	2014
	(Dollars in thousands)

Allowance for credit losses	$72,367	$66,955
Nonaccrual loans and leases (1)	96,802	58,121
Classified loans and leases (2)	304,627	150,517
Performing restructured loans	33,741	35,101
Net charge-offs (recoveries) (for the quarter)	(412)	861
Provision for credit losses (for the quarter)	5,000	—
Allowance for credit losses to loans and leases	0.67%	1.75%
Allowance for credit losses to nonaccrual loans and leases	74.8%	115.2%
Nonperforming assets to loans and leases and foreclosed assets	1.39%	2.81%
Classified loans and leases to loans and leases	2.82%	3.93%

(1)    At June 30, 2014, includes $37,515 of acquired loans and leases with no allowance due to fair value accounting.

(2)    Classified loans and leases are those with a credit risk rating of substandard or doubtful.

The following table presents our nonperforming assets as of the dates indicated:

	June 30,	March 31,
	2014	2014
	(Dollars in thousands)

Nonaccrual Non-PCI loans and leases	$96,802	$58,121
Nonaccrual PCI loans (1)	38,467	—
Foreclosed assets, net	53,821	50,895
Total nonperforming assets	$189,090	$109,016
Nonperforming assets to loans and leases and foreclosed assets	1.68%	2.64%

(1)    Represents four legacy CapitalSource borrowing relationships placed on nonaccrual status as of the acquisition date.

The following table presents our nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases				Accruing and
	June 30, 2014		March 31, 2014		30 - 89 Days Past Due
		% of		% of	June 30,		March 31,
		Loan		Loan	2014		2014
	Balance	Category	Balance	Category	Balance		Balance
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$6,552	1%	$6,639	4%	$—		$—
SBA	8,032	2%	2,519	6%	1,233		1,092
Other	28,098	1%	29,701	1%	1,427		1,831
Total real estate mortgage	42,682	1%	38,859	2%	2,660		2,923
Real estate construction:
Residential	927	1%	387	1%	—		—
Commercial	2,737	1%	3,353	2%	—		—
Total real estate construction	3,664	1%	3,740	2%	—		—
Commercial:
Collateralized	11,247	3%	7,797	1%	575		140
Unsecured	322	—%	411	—%	145		—
Asset-based	4,874	—%	558	—%	—		—
Cash flow	15,793	1%	—	—%	—		—
Equipment finance	10,576	1%	220	—%	—		4,075
SBA	4,096	10%	2,993	11%	75		387
Total commercial	46,908	1%	11,979	1%	795		4,602
Consumer	3,548	6%	3,543	5%	128		307
Total Non-PCI loans and leases	96,802	1%	58,121	2%	3,583		7,832
PCI loans	38,467	10%	—	—%	*	(1)	*	(1)
Total loans and leases	$135,269	1%	$58,121	1%	$3,583		$7,832

(1)    PCI loans, regardless of the underlying payment status of the borrower, are generally considered accruing and performing when reasonably estimable cash flows support the carrying amount of the loans.  At June 30, 2014, the amount of PCI loans with borrowers past due 30-89 days totaled $53.9 million, of which $24.2 million were on nonaccrual status, and the amount past due 90 or more days totaled $64.0 million of which $14.2 million were on nonaccrual status.  At March 31, 2014, the amount of PCI loans with borrowers past due 30-89 days and past due 90 or more days totaled $3.1 million and $39.5 million, respectively, and none of which were on nonaccrual status.

CAPITALSOURCE MERGER

On April 7, 2014, PacWest Bancorp (“PacWest”) completed the merger with CapitalSource Inc. (“CapitalSource”). The combined company is called PacWest Bancorp.  As part of the merger, CapitalSource Bank, a wholly-owned subsidiary of CapitalSource, merged with and into PacWest’s wholly-owned banking subsidiary, Pacific Western Bank, and the combined subsidiary bank is called Pacific Western Bank.

Upon closing, PacWest created the CapitalSource division of Pacific Western Bank. This division operates under the CapitalSource name and continues to serve businesses nationwide with a full spectrum of middle-market lending. Pacific Western Bank, through its combined network of 81 branches throughout California, continues to serve small and medium-sized businesses with financing solutions, cash management and deposit services.

In the merger with CapitalSource, each share of CapitalSource common stock was converted into the right to receive $2.47 in cash and 0.2837 of a share of PacWest Bancorp common stock. PacWest issued an aggregate of approximately 56.7 million shares of PacWest common stock to CapitalSource stockholders. Based on the closing price of PacWest’s common stock on April 7, 2014 of $45.83 per share, the aggregate consideration paid to CapitalSource common stockholders and holders of equity awards to acquire CapitalSource common stock was approximately $3.1 billion.

The integration of CapitalSource Bank’s deposit system and the conversion of CapitalSource Bank’s branches to Pacific Western Bank’s operating platform were completed over the weekend of April 12, 2014. CapitalSource had 21 branches, 12 of which were closed in the consolidation with Pacific Western Bank at the close of business on April 11, 2014. One overlapping Pacific Western branch was closed on April 11, 2014 as well. All remaining branches re-opened on Monday April 14, 2014 as Pacific Western Bank branches.

The following table shows the various purchase accounting adjustments at the merger date by category along with accretion/amortization periods:

	Purchase
	Accounting	Estimated Accretion/
Description	Adjustment	Amortization Method
	(In thousands)
	Debit (Credit)

Loans and non-operating leases	$(215,019)	60 months using a level yield method
Equipment leased to others under operating leases	$(10,352)	48 months using a level yield method
Investment in trust preferred securities	$(3,352)	Straight line over 280 months
Core deposit intangible	$6,720	Straight line over 84 months
Time deposit premium	$(17,183)	60 months using an accelerated method
Subordinated debentures	$111,235	Straight line over 280 months

ABOUT PACWEST BANCORP

PacWest Bancorp is a bank holding company with over $15 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 81 full-service branches located throughout the state of California, Pacific Western provides commercial banking services, including real estate, construction, and commercial loans, to small and medium-sized businesses. Its national lending divisions CapitalSource and Pacific Western Equipment Finance, and its subsidiary CapitalSource Business Finance Group (formerly known as BFI Business Finance), deliver the full spectrum of financing solutions nationwide across numerous industries and property types. For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our profitability, return on assets, and Pacific Western Bank loan and lease portfolio growth and production. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation:

•                  changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services;

•                  deteriorations in credit and other markets;

•                  higher than anticipated loan losses;

•                  sustained reduction in real estate markets could negatively impact the value of our collateral and our borrowers’ ability to repay loans;

•                  a change in the interest rate environment reduces interest margins;

•                  loan repayments higher than expected;

•                  lower than expected revenues;

•                  asset/liability repricing risks and liquidity risks reduces interest margins and the value of investments;

•                  increased costs to manage and sell foreclosed assets;

•                  higher mix of cash and investments;

•                  reduced demand for our services;

•                  our inability to grow deposits and access wholesale funding sources;

•                  legislative or regulatory requirements or changes adversely affected the Company’s business, including an increase to capital requirements;

•                  regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and

•                  other risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission (“SEC”).

All forward-looking statements included in this release are based on information available at the time of the release.

We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,	March 31,	December 31,
	2014	2014	2013
	(Dollars in thousands, except per share data)
ASSETS
Cash and due from banks	$243,583	$113,508	$96,424
Interest-earning deposits in financial institutions	119,782	228,579	50,998
Total cash and cash equivalents	363,365	342,087	147,422

Securities available-for-sale, at estimated fair value	1,552,115	1,477,473	1,494,745
Federal Home Loan Bank stock, at cost	49,983	25,000	27,939
Total investment securities	1,602,098	1,502,473	1,522,684

Gross loans and leases	11,200,524	4,161,085	4,313,335
Unearned income	(10,419)	(18)	(983)
Allowance for loan and lease losses	(82,149)	(81,180)	(82,034)
Total loans and leases, net	11,107,956	4,079,887	4,230,318

Equipment leased to others under operating leases	127,289	—	—
Premises and equipment, net	40,440	29,908	32,435
Foreclosed assets, net	53,821	50,895	55,891
FDIC loss sharing asset	28,834	34,628	45,524
Deferred tax asset, net	342,105	72,683	77,924
Goodwill	1,725,153	208,743	208,743
Core deposit and customer relationship intangibles, net	20,431	15,884	17,248
Other assets	273,374	180,665	195,174
Total assets	$15,684,866	$6,517,853	$6,533,363

LIABILITIES
Noninterest-bearing demand deposits	$2,701,434	$2,391,609	$2,318,446
Interest-bearing deposits	8,966,363	2,977,799	2,962,541
Total deposits	11,667,797	5,369,408	5,280,987
Borrowings	4,596	5,748	113,726
Subordinated debentures	434,878	132,790	132,645
Accrued interest payable and other liabilities	139,663	176,205	196,912
Total liabilities	12,246,934	5,684,151	5,724,270

STOCKHOLDERS’ EQUITY (1)	3,437,932	833,702	809,093
Total liabilities and stockholders’ equity	$15,684,866	$6,517,853	$6,533,363

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$20,121	$6,825	$(3,347)

Book value per share	$33.37	$18.21	$17.66
Tangible book value per share	$16.43	$13.31	$12.73

Shares outstanding (includes unvested restricted shares of 1,121,850 at June 30, 2014, 1,087,436 at March 31, 2014 and 1,216,524 at December 31, 2013)	103,033,449	45,777,580	45,822,834

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
	(Dollars in thousands, except per share data
Interest income:
Loans and leases	$192,201	$77,463	$63,168	$269,664	$124,178
Investment securities	11,986	10,823	8,414	22,809	16,630
Deposits in financial institutions	176	74	49	250	92
Total interest income	204,363	88,360	71,631	292,723	140,900
Interest expense:
Deposits	7,313	1,225	2,077	8,538	4,726
Borrowings	199	79	199	278	343
Subordinated debentures	4,318	1,041	882	5,359	1,665
Total interest expense	11,830	2,345	3,158	14,175	6,734
Net interest income	192,533	86,015	68,473	278,548	134,166
Provision (negative provision) for credit losses	5,030	(644)	(1,842)	4,386	1,295
Net interest income after provision for credit losses	187,503	86,659	70,315	274,162	132,871
Noninterest income:
Service charges on deposit accounts	2,719	3,002	2,767	5,721	5,630
Other commissions and fees	5,743	1,932	2,154	7,675	4,087
Leased equipment income	5,672	—	—	5,672	—
(Loss) gain on sale of loans and leases	(485)	106	279	(379)	504
Gain on securities	89	4,752	—	4,841	409
FDIC loss sharing expense, net	(8,525)	(11,430)	(5,410)	(19,955)	(8,547)
Other income	3,266	6,329	413	9,595	960
Total noninterest income	8,479	4,691	203	13,170	3,043
Noninterest expense:
Compensation	45,081	28,627	26,057	73,708	51,407
Occupancy	11,078	7,595	7,480	18,673	14,078
Data processing	4,099	2,540	2,455	6,639	4,688
Other professional services	2,843	1,523	1,599	4,366	3,078
Insurance and assessments	3,179	1,593	1,267	4,772	2,528
Intangible asset amortization	1,677	1,364	1,284	3,041	2,460
Other expense	12,115	7,288	6,091	19,403	11,985
Total operating expense	80,072	50,530	46,233	130,602	90,224
Leased equipment depreciation	3,095	—	—	3,095	—
Foreclosed assets expense (income), net	497	(1,861)	(14)	(1,364)	(514)
Acquisition, integration and reorganization costs	86,242	2,200	17,997	88,442	18,689
Total noninterest expense	169,906	50,869	64,216	220,775	108,399
Earnings from continuing operations before income taxes	26,076	40,481	6,302	66,557	27,515
Income tax expense	(14,846)	(14,576)	(1,906)	(29,422)	(9,625)
Net earnings from continuing operations	11,230	25,905	4,396	37,135	17,890
Loss from discontinued operations before income taxes	(1,151)	(1,413)	(81)	(2,564)	(81)
Income tax benefit	476	588	34	1,064	34
Net loss from discontinued operations	(675)	(825)	(47)	(1,500)	(47)
Net earnings	$10,555	$25,080	$4,349	$35,635	$17,843

Basic and diluted earnings per share:
Net earnings from continuing operations	$0.11	$0.57	$0.11	$0.51	$0.47
Net earnings	$0.10	$0.55	$0.11	$0.49	$0.47

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
PCI loans	$375,194	$14,104	15.08%	$339,329	$18,270	21.84%	$472,090	$10,435	8.87%
Non-PCI loans and leases	10,125,327	178,098	7.06%	3,891,990	59,193	6.17%	3,293,625	52,733	6.42%
Total loans and leases	10,500,521	192,201	7.34%	4,231,319	77,463	7.42%	3,765,715	63,168	6.73%
Investment securities (1)	1,606,848	11,986	2.99%	1,512,694	10,823	2.90%	1,424,804	8,414	2.37%
Deposits in financial institutions	276,095	176	0.26%	118,682	74	0.25%	75,739	49	0.26%
Total interest-earning assets	12,383,464	204,363	6.62%	5,862,695	88,360	6.11%	5,266,258	71,631	5.46%
Noninterest-earning assets	2,653,637			650,681			511,633
Total assets	$15,037,101			$6,513,376			$5,777,891

Liabilities and Stockholders’ Equity:
Interest-bearing checking	$601,958	77	0.05%	$627,493	78	0.05%	$557,438	75	0.05%
Money market	1,691,115	874	0.21%	1,451,964	618	0.17%	1,307,386	587	0.18%
Savings	722,808	548	0.30%	223,074	14	0.03%	184,055	22	0.05%
Time	5,613,601	5,814	0.42%	666,463	515	0.31%	756,008	1,393	0.74%
Total interest-bearing deposits	8,629,482	7,313	0.34%	2,968,994	1,225	0.17%	2,804,887	2,077	0.30%
Borrowings	39,931	199	2.00%	18,176	79	1.76%	20,554	199	3.88%
Subordinated debentures	409,934	4,318	4.22%	132,696	1,041	3.18%	116,998	882	3.02%
Total interest-bearing liabilities	9,079,347	$11,830	0.52%	3,119,866	$2,345	0.30%	2,942,439	$3,158	0.43%
Noninterest-bearing demand deposits	2,546,540			2,374,325			2,072,923
Other liabilities	178,196			198,937			96,104
Total liabilities	11,804,083			5,693,128			5,111,466
Stockholders’ equity	3,233,018			820,248			666,425
Total liabilities and shareholders’ equity	$15,037,101			$6,513,376			$5,777,891
Net interest income		$192,533			$86,015			$68,473
Net interest spread			6.10%			5.81%			5.03%
Net interest margin			6.24%			5.95%			5.22%

(1) The tax-equivalent yield on investment securities was 3.39%, 3.35%, and 2.74% for the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, respectively.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
	(Dollars in thousands, except per share data)
ASSETS
Cash and due from banks	$243,583	$113,508	$96,424	$132,467	$106,237
Interest-earning deposits in financial institutions	119,782	228,579	50,998	11,552	112,590
Total cash and cash equivalents	363,365	342,087	147,422	144,019	218,827

Securities available-for-sale, at estimated fair value	1,552,115	1,477,473	1,494,745	1,512,147	1,473,578
Federal Home Loan Bank stock, at cost	49,983	25,000	27,939	34,095	39,129
Total investment securities	1,602,098	1,502,473	1,522,684	1,546,242	1,512,707

Gross loans and leases	11,200,524	4,161,085	4,313,335	4,384,312	4,420,619
Unearned income	(10,419)	(18)	(983)	(919)	(933)
Allowance for loan and lease losses	(82,149)	(81,180)	(82,034)	(83,786)	(90,643)
Total loans and leases, net	11,107,956	4,079,887	4,230,318	4,299,607	4,329,043

Equipment leased to others under operating leases	127,289	—	—	—	—
Premises and equipment, net	40,440	29,908	32,435	32,683	33,642
Foreclosed assets, net	53,821	50,895	55,891	55,972	64,546
FDIC loss sharing asset	28,834	34,628	45,524	55,653	66,993
Deferred tax asset, net	342,105	72,683	77,924	70,933	69,176
Goodwill	1,725,153	208,743	208,743	215,862	209,190
Core deposit and customer relationship intangibles, net	20,431	15,884	17,248	18,678	20,190
Other assets	273,374	180,665	195,174	177,206	184,788
Total assets	$15,684,866	$6,517,853	$6,533,363	$6,616,855	$6,709,102

LIABILITIES
Noninterest-bearing demand deposits	$2,701,434	$2,391,609	$2,318,446	$2,328,688	$2,291,246
Interest-bearing deposits	8,966,363	2,977,799	2,962,541	3,104,456	3,231,754
Total deposits	11,667,797	5,369,408	5,280,987	5,433,144	5,523,000
Borrowings	4,596	5,748	113,726	8,243	9,696
Subordinated debentures	434,878	132,790	132,645	132,500	132,358
Accrued interest payable and other liabilities	139,663	176,205	196,912	226,679	242,349
Total liabilities	12,246,934	5,684,151	5,724,270	5,800,566	5,907,403

STOCKHOLDERS’ EQUITY (1)	3,437,932	833,702	809,093	816,289	801,699
Total liabilities and stockholders’ equity	$15,684,866	$6,517,853	$6,533,363	$6,616,855	$6,709,102

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$20,121	$6,825	$(3,347)	$327	$996

Book value per share	$33.37	$18.21	$17.66	$17.71	$17.40
Tangible book value per share	$16.43	$13.31	$12.73	$12.62	$12.42

Shares outstanding (includes unvested restricted shares)	103,033,449	45,777,580	45,822,834	46,090,742	46,080,731

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$192,201	$77,463	$73,352	$75,196	$63,168
Investment securities	11,986	10,823	10,422	9,871	8,414
Deposits in financial institutions	176	74	82	91	49
Total interest income	204,363	88,360	83,856	85,158	71,631
Interest expense:
Deposits	7,313	1,225	1,450	1,692	2,077
Borrowings	199	79	86	108	199
Subordinated debentures	4,318	1,041	1,062	1,069	882
Total interest expense	11,830	2,345	2,598	2,869	3,158
Net interest income	192,533	86,015	81,258	82,289	68,473
Provision (negative provision) for credit losses	5,030	(644)	(1,338)	(4,167)	(1,842)
Net interest income after provision for credit losses	187,503	86,659	82,596	86,456	70,315
Noninterest income:
Service charges on deposit accounts	2,719	3,002	3,197	2,938	2,767
Other commissions and fees	5,743	1,932	2,125	2,204	2,154
Leased equipment income	5,672	—	—	—	—
(Loss) gain on sale of loans and leases	(485)	106	683	604	279
Gain (loss) on securities	89	4,752	(272)	5,222	—
FDIC loss sharing expense, net	(8,525)	(11,430)	(10,593)	(7,032)	(5,410)
Other income	3,266	6,329	934	1,191	413
Total noninterest income (expense)	8,479	4,691	(3,926)	5,127	203
Noninterest expense:
Compensation	45,081	28,627	27,697	27,963	26,057
Occupancy	11,078	7,595	7,553	7,828	7,480
Data processing	4,099	2,540	2,216	2,590	2,455
Other professional services	2,843	1,523	1,770	1,906	1,599
Insurance and assessments	3,179	1,593	1,572	1,496	1,267
Intangible asset amortization	1,677	1,364	1,430	1,512	1,284
Other expense	12,115	7,288	7,746	7,875	6,091
Total operating expense	80,072	50,530	49,984	51,170	46,233
Leased equipment depreciation	3,095	—	—	—	—
Foreclosed assets expense (income), net	497	(1,861)	(569)	(420)	(14)
Acquisition, integration and reorganization costs	86,242	2,200	16,673	5,450	17,997
Total noninterest expense	169,906	50,869	66,088	56,200	64,216
Earnings from continuing operations before income taxes	26,076	40,481	12,582	35,383	6,302
Income tax expense	(14,846)	(14,576)	(9,135)	(11,243)	(1,906)
Net earnings from continuing operations	11,230	25,905	3,447	24,140	4,396
(Loss) earnings from discontinued operations before income taxes	(1,151)	(1,413)	(578)	39	(81)
Income tax benefit (expense)	476	588	240	(16)	34
Net (loss) earnings from discontinued operations	(675)	(825)	(338)	23	(47)
Net earnings	$10,555	$25,080	$3,109	$24,163	$4,349

Basic and diluted earnings per share:
Net earnings from continuing operations	$0.11	$0.57	$0.07	$0.53	$0.11
Net earnings	$0.10	$0.55	$0.06	$0.53	$0.11

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
	(Dollars in thousands)
Performance Ratios - GAAP:
Annualized return on average assets	0.28%	1.56%	0.19%	1.44%	0.30%
Annualized return on average equity	1.31%	12.40%	1.51%	12.02%	2.62%
Yield on loans and leases	7.34%	7.42%	6.77%	6.90%	6.73%
Yield on interest-earning assets	6.62%	6.11%	5.58%	5.65%	5.46%
Cost of total deposits	0.26%	0.09%	0.11%	0.12%	0.17%
Cost of time deposits	0.42%	0.31%	0.40%	0.45%	0.74%
Cost of interest-bearing liabilities	0.52%	0.30%	0.32%	0.34%	0.43%
Cost of funding sources	0.41%	0.17%	0.18%	0.20%	0.25%
Net interest rate spread	6.10%	5.81%	5.26%	5.31%	5.03%
Net interest margin	6.24%	5.95%	5.41%	5.46%	5.22%
Annualized operating expense as a percentage of average assets	2.14%	3.15%	2.99%	3.05%	3.21%
Annualized noninterest expense as a percentage of average assets	4.53%	3.17%	3.95%	3.35%	4.46%
Efficiency ratio	84.5%	56.1%	85.5%	64.3%	93.5%

Average Balances:
Average loans and leases	$10,500,521	$4,231,319	$4,301,377	$4,320,770	$3,765,715
Average interest-earning assets	12,383,464	5,862,695	5,962,428	5,979,811	5,266,258
Average total assets	15,037,101	6,513,376	6,632,730	6,660,854	5,777,891
Average noninterest-bearing deposits	2,546,540	2,374,325	2,397,642	2,329,197	2,072,923
Average interest-bearing deposits	8,629,482	2,968,994	3,054,880	3,169,924	2,804,887
Average total deposits	11,176,022	5,343,319	5,452,522	5,499,121	4,877,810
Average borrowings and subordinated debentures	449,865	150,872	142,421	141,425	137,552
Average interest-bearing liabilities	9,079,347	3,119,866	3,197,301	3,311,349	2,942,439
Average funding sources	11,625,887	5,494,191	5,594,943	5,640,546	5,015,362
Average stockholders’ equity	3,233,018	820,248	818,935	797,725	666,425

Non-PCI Credit Quality:
Allowance for credit losses to loans and leases	0.67%	1.75%	1.73%	1.72%	1.78%
Allowance for credit losses to nonaccrual loans and leases	75%	115%	145%	133%	135%
Nonaccrual loans and leases to loans and leases	0.90%	1.51%	1.19%	1.29%	1.32%
Nonperforming assets to loans and leases and foreclosed assets	1.39%	2.81%	2.58%	2.67%	2.91%
Nonperforming assets to total assets	0.96%	1.67%	1.57%	1.61%	1.73%
Trailing twelve month net charge-offs to average loans and leases	0.05%	0.13%	0.12%	0.21%	0.19%

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013

Performance Ratios - Non-GAAP:
Annualized adjusted return on average assets	1.70%	1.41%	1.43%	1.14%	1.31%
Annualized adjusted return on average equity	7.92%	11.16%	11.60%	9.54%	11.38%
Annualized return on average tangible equity	2.65%	17.10%	2.11%	16.85%	3.25%
Annualized adjusted return on average tangible equity	16.05%	15.39%	16.23%	13.39%	14.13%
Core net interest margin	5.74%	5.42%	5.31%	5.29%	5.21%
Adjusted efficiency ratio	43.1%	57.1%	58.1%	59.0%	62.9%

PacWest Bancorp Consolidated Capital Ratios:
Tier 1 leverage capital ratio	12.40%	11.73%	11.17%	11.16%	12.75%
Tier 1 risk-based capital ratio	13.15%	16.16%	15.06%	15.13%	15.04%
Total risk-based capital ratio	16.25%	17.42%	16.32%	16.39%	16.30%
Tangible common equity ratio (non-GAAP measure)	12.14%	9.68%	9.24%	9.12%	8.83%

Pacific Western Bank Capital Ratios:
Tier 1 leverage capital ratio	11.71%	10.88%	10.83%	10.53%	12.05%
Tier 1 risk-based capital ratio	12.58%	15.00%	14.61%	14.27%	14.16%
Total risk-based capital ratio	13.32%	16.25%	15.87%	15.53%	15.42%
Tangible common equity ratio (non-GAAP measure)	11.40%	10.92%	10.88%	10.54%	10.22%

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
	(Dollars in thousands, except per share data)
Basic Earnings Per Share:
Net earnings from continuing operations	$11,230	$25,905	$4,396	$37,135	$17,890
Less: earnings allocated to unvested restricted stock (1)	(290)	(500)	(212)	(424)	(351)
Net earnings from continuing operations allocated to common shares	10,940	25,405	4,184	36,711	17,539
Net earnings (loss) from discontinued operations allocated to common shares	(675)	(804)	(47)	(1,500)	(47)
Net earnings allocated to common shares	$10,265	$24,601	$4,137	$35,211	$17,492

Weighted-average basic shares and unvested restricted stock outstanding	98,817	45,799	40,338	72,454	38,873
Less: weighted-average unvested restricted stock outstanding	(678)	(1,148)	(1,597)	(911)	(1,595)
Weighted-average basic shares outstanding	98,139	44,651	38,741	71,543	37,278

Basic earnings per share:
Net earnings from continuing operations	$0.11	$0.57	$0.11	$0.51	$0.47
Net earnings from discontinued operations	(0.01)	(0.02)	—	(0.02)	—
Net earnings	$0.10	$0.55	$0.11	$0.49	$0.47

Diluted Earnings Per Share:
Net earnings from continuing operations allocated to common shares	$10,940	$25,405	$4,184	$36,711	$17,539
Net earnings (loss) from discontinued operations allocated to common shares	(675)	(804)	(47)	(1,500)	(47)
Net earnings allocated to common shares	$10,265	$24,601	$4,137	$35,211	$17,492

Weighted-average basic shares outstanding	98,139	44,651	38,741	71,543	37,278

Diluted earnings per share:
Net earnings from continuing operations	$0.11	$0.57	$0.11	$0.51	$0.47
Net earnings from discontinued operations	(0.01)	(0.02)	—	(0.02)	—
Net earnings	$0.10	$0.55	$0.11	$0.49	$0.47

(1)         Represents cash dividends paid to holders of unvested restricted stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

GAAP TO NON-GAAP RECONCILIATION

This press release contains certain non-GAAP financial disclosures for adjusted net earnings, adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, tangible common equity amounts and ratios, tangible book value per share, adjusted efficiency ratio, core net interest margin, and operating expense as a percentage of average assets. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance:

•                                          Adjusted net earnings - as analysts and investors view this measure as an indicator of the Company’s ability to both generate earnings and absorb credit losses, we disclose this amount in addition to net earnings.

•                                          Adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, tangible common equity amounts and ratios, and tangible book value per share - given that the use of these measures is prevalent among banking regulators, investors and analysts, we disclose them in addition to return on average assets, return on average equity, equity-to-assets ratio, and book value per share, respectively.

•                                          Adjusted efficiency ratio - we disclose this measure in addition to efficiency ratio as it shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues.

Please refer to the tables on the following pages for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Adjusted Net Earnings and Related Ratios	2014	2014	2013	2014	2013
	(Dollars in thousands)

Reported net earnings	$10,555	$25,080	$4,349	$35,635	$17,843
Subtract: Tax benefit on discontinued operations	(476)	(588)	(34)	(1,064)	(34)
Add: Tax expense on continuing operations	14,846	14,576	1,906	29,422	9,625
Reported pre-tax earnings	24,925	39,068	6,221	63,993	27,434
Add: Acquisition, integration and reorganization costs	86,242	2,200	17,997	88,442	18,689
Subtract: FDIC loss sharing expense, net	(8,525)	(11,430)	(5,410)	(19,955)	(8,547)
(Loss) gain on sale of loans and leases	(485)	106	279	(379)	504
Gain on securities	89	4,752	—	4,841	409
Covered OREO income, net	185	1,615	94	1,800	907
Gain on sale of owned office building	—	1,570	—	1,570	—
Adjusted pre-tax earnings before accelerated discount accretion	119,903	44,655	29,255	164,558	52,850
Subtract: Accelerated discount accretion resulting from payoffs of acquired loans	15,290	7,655	177	22,945	854
Adjusted pre-tax earnings	104,613	37,000	29,078	141,613	51,996
Tax expense (1)	(40,799)	(14,430)	(10,177)	(55,229)	(18,199)
Adjusted net earnings	$63,814	$22,570	$18,901	$86,384	$33,797

Average assets	$15,037,101	$6,513,376	$5,777,891	$10,798,982	$5,578,131

Average stockholders’ equity	$3,233,018	$820,248	$666,425	$2,032,830	$628,029
Less: Average intangible assets	1,638,267	225,294	129,863	935,684	111,924
Average tangible common equity	$1,594,751	$594,954	$536,562	$1,097,146	$516,105

Annualized return on average assets (2)	0.28%	1.56%	0.30%	0.67%	0.65%
Annualized adjusted return on average assets (3)	1.70%	1.41%	1.31%	1.61%	1.22%
Annualized return on average equity (4)	1.31%	12.40%	2.62%	3.54%	5.73%
Annualized adjusted return on average equity (5)	7.92%	11.16%	11.38%	8.57%	10.85%
Annualized return on average tangible equity (6)	2.65%	17.10%	3.25%	6.55%	6.97%
Annualized adjusted return on average tangible equity (7)	16.05%	15.39%	14.13%	15.88%	13.21%

(1) Full-year expected effective rate of 39% used in 2014 periods and actual effective rate of 35% used in 2013 periods.

(2) Annualized net earnings divided by average assets.

(3) Annualized adjusted net earnings divided by average assets.

(4) Annualized net earnings divided by average stockholders’ equity.

(5) Annualized adjusted net earnings divided by average stockholders’ equity.

(6) Annualized net earnings divided by average tangible common equity.

(7) Annualized adjusted net earnings divided by average tangible common equity.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Adjusted Efficiency Ratio	2014	2014	2013	2014	2013
	(Dollars in thousands)
Noninterest expense	$169,906	$50,869	$64,216	$220,775	$108,399
Less: Acquisition, integration and reorganization costs	86,242	2,200	17,997	88,442	18,689
Covered OREO income, net	(185)	(1,615)	(94)	(1,800)	(907)
Adjusted noninterest expense	$83,849	$50,284	$46,313	$134,133	$90,617

Net interest income	$192,533	$86,015	$68,473	$278,548	$134,166
Noninterest income	8,479	4,691	203	13,170	3,043
Net revenues	201,012	90,706	68,676	291,718	137,209
Less: FDIC loss sharing expense, net	(8,525)	(11,430)	(5,410)	(19,955)	(8,547)
(Loss) gain on sale of loans and leases	(485)	106	279	(379)	504
Gain on securities	89	4,752	—	4,841	409
Gain on sale of owned office building	—	1,570	—	1,570	—
Accelerated discount accretion resulting from payoffs of acquired loans	15,290	7,655	177	22,945	854
Adjusted net revenues	$194,643	$88,053	$73,630	$282,696	$143,989

Base efficiency ratio (1)	84.5%	56.1%	93.5%	75.7%	79.0%
Adjusted efficiency ratio (2)	43.1%	57.1%	62.9%	47.4%	62.9%

(1)  Noninterest expense divided by net revenues.

(2)  Adjusted noninterest expense divided by adjusted net revenues.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
Tangible Common Equity Ratio	2014	2014	2013	2013	2013
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholder’s equity	$3,437,932	$833,702	$809,093	$816,289	$801,699
Less: Intangible assets	1,745,584	224,627	225,991	234,540	229,380
Tangible common equity	$1,692,348	$609,075	$583,102	$581,749	$572,319

Total assets	$15,684,866	$6,517,853	$6,533,363	$6,616,855	$6,709,102
Less: Intangible assets	1,745,584	224,627	225,991	234,540	229,380
Tangible assets	$13,939,282	$6,293,226	$6,307,372	$6,382,315	$6,479,722

Equity to assets ratio	21.92%	12.79%	12.38%	12.34%	11.95%
Tangible common equity ratio (1)	12.14%	9.68%	9.24%	9.12%	8.83%

Book value per share	$33.37	$18.21	$17.66	$17.71	$17.40
Tangible book value per share (2)	$16.43	$13.31	$12.73	$12.62	$12.42
Shares outstanding	103,033,449	45,777,580	45,822,834	46,090,742	46,080,731

Pacific Western Bank:
Stockholder’s equity	$3,298,908	$910,644	$911,200	$906,029	$890,477
Less: Intangible assets	1,745,584	224,627	225,991	234,540	229,380
Tangible common equity	$1,553,324	$686,017	$685,209	$671,489	$661,097

Total assets	$15,376,440	$6,507,288	$6,523,742	$6,607,926	$6,699,832
Less: Intangible assets	1,745,584	224,627	225,991	234,540	229,380
Tangible assets	$13,630,856	$6,282,661	$6,297,751	$6,373,386	$6,470,452

Equity to assets ratio	21.45%	13.99%	13.97%	13.71%	13.29%
Tangible common equity ratio (1)	11.40%	10.92%	10.88%	10.54%	10.22%

(1)  Tangible common equity divided by tangible assets.

(2)  Tangible common equity divided by shares outstanding.